Exhibit 107

Calculation of Filing Fee Tables

FORM F-3

(Form Type)

China Natural Resources, Inc.

……………………………………………………..

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of registrant’s name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Carry Forward Securities
Carry Forward Securities	Equity	Common Shares, no par value	415(a)(6)	(1)	—	(2)	—	—
	Equity	Preferred Shares, no par value	415(a)(6)	(1)	—	(2)	—	—
	Debt	Debt Securities	415(a)(6)	(1)	—	(2)	—	—
	Other	Warrants	415(a)(6)	(1)	—	(2)	—	—
	Other	Units	415(a)(6)	(1)	—	(2)	—	—
	Unallocated (Universal) Shelf		415(a)(6)	(1)	—	$92,674,000	—	—	F-3	333-233852	November 20, 2019	$ 11,232.08
	Total Offering Amounts					$92,674,000		$—
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$0

(1)	There are being registered hereunder an indeterminate number or amount, as the case may be, of common shares, preferred shares, debt securities, warrants and units, as may be offered by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $92,674,000. The securities included hereunder may be sold separately or as units with other securities registered hereunder. The securities included hereunder also include an indeterminate number of securities as may be issued upon conversion of or exchange for preferred shares or debt securities that provide for conversion or exchange, upon exercise of warrants, or pursuant to the anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form F-3 (the “Registration Statement”) also covers any additional securities that may be offered or issued in connection with any stock splits, stock dividends or similar transactions.

(2)	The registrant previously paid registration fees in the aggregate of $12,120 with respect to the Registration Statement on Form F-3 (File No. 333-233852) (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act (“Rule 415(a)(6)”), the securities registered pursuant to this Registration Statement include an aggregate of $92,674,000 of securities previously registered on the Prior Registration Statement which remain unsold (the “Unsold Securities”). Pursuant to Rule 415(a)(6), the registration fee of $11,232.08 associated with the offering of the Unsold Securities will continue to be applied to the Unsold Securities registered pursuant to this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities on the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this Registration Statement.